WHITE                                    Attorneys and Counselors at Law
KOCH, KELLY                     William Booker Kelly       Carolyn R. Glick
     &                         John F. McCarthy, Jr.     Margaret A. Foster
   McCARTHY                        Benjamin Phillips  Julie A. Wittenberger
A Professional Association       David F. Cunningham
                               Albert V. Gonzales
                                          Janet Clow
                                 Kevin V. Reilly
                         Charles W. N. Thompson, Jr.        Special Counsel
                                    M. Karen Kilgore          Paul L. Bloom
                                Sandra J. Brinck
                                       Aaron J. Wolf
                                       Mary J. Walta


                                 August 16, 1996

Thornburg Limited Term Municipal Fund, Inc.
Thornburg Management Company, Inc.
119 East Marcy, Suite 202
Santa Fe, New Mexico  87501                               VIA HAND DELIVERY

     Re:  THORNBURG LIMITED TERM MUNICIPAL FUND, INC.
          Registration Statement on Form N-1A
     Registration Number Under the Securities Act of 1933: 2-89526 Registration Number Under the Investment Company Act of 1940: 811-4302

Ladies and Gentlemen:

     You have requested our opinion with respect to the common stock $.001 par value (the "Shares") of Thornburg Limited Term Municipal Fund, Inc. (the "Company"), which are registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by the above referenced registration statement (the "Registration Statement").

     We have examined the Company's Articles of Incorporation, as amended and supplemented to date, and its Bylaws, reviewed records of its corporate proceedings and made such other investigations as we have deemed necessary to enable us to render this opinion.

     Based on the foregoing, we are of the opinion that:
     1. The Company is duly organized and existing as a corporation under the laws of the State of Maryland.
     2. The issue and sale of the Shares, as provided in the Registration Statement, have been duly and validly authorized, and assuming that the Shares have been issued, sold and delivered against payment therefor as provided in the Registration Statement, the Shares are duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.



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     We consent to be named in the Registration Statement, and in the Prospectus which is a part thereof, as the attorneys who will pass upon the legal matters in connection with the issuance of the Shares.

                                Very truly yours,



                                   CHARLES W. N. THOMPSON, JR.

CWNT:clc                                                       File No. 5787-001

433 Paseo de Peralta   P.O. Box 787, Santa Fe, NM 87504-0787   (505)982-4374
                     Fax Nos. (505) 982-0350; 984-8631


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